GE AEROSPACE ANNOUNCES FIRST QUARTER 2025 RESULTS
Maintaining 2025 guidance, supported by a strong start to the year and actions to navigate dynamic environment

First quarter 2025:
•Total orders of $12.3B, +12%
•Total revenue (GAAP) of $9.9B, +11%; adjusted revenue* $9.0B, +11%
•Profit (GAAP) of $2.2B, +13%; operating profit* $2.1B, +38%
•Profit margin (GAAP) of 22.6%, +40 bps; operating profit margin* 23.8%, +460 bps
•Continuing EPS (GAAP) of $1.83, +16%; adjusted EPS* $1.49, +60%
•Cash from Operating Activities (GAAP) of $1.5B, (5)%; free cash flow* $1.4B, (14)%

CINCINNATI — April 22, 2025 — GE Aerospace (NYSE:GE) announced results today for the first quarter ending March 31, 2025.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr. said, “GE Aerospace had a strong start to 2025 with orders and revenue up double digits, driven by commercial services, and adjusted EPS up 60%. We continue to drive improvements through FLIGHT DECK, tackling supply chain constraints head on to accelerate deliveries throughout 2025.”

Culp continued, "The macroeconomic dynamics we are operating in today require us to take a number of strategic actions, such as controlling costs, and leveraging available trade programs. Based on what we know today, these actions, along with our solid first quarter and commercial services backlog of over $140 billion, enable us to maintain our full-year guidance."

GE Aerospace's key actions and highlights included:
•Drove 8% sequential increase in material inputs from priority suppliers by using FLIGHT DECK to address supply chain constraints. This supported services revenue growth of 17% in Commercial Engines & Services (CES) and Defense units up 5% year-over-year.
•Announced plans to invest nearly $1 billion in U.S. manufacturing and technology to enhance production, improve capabilities, support the future of flight, and hire ~5,000 U.S. workers.
•Secured engine commitments with ANA Holdings for LEAP and GEnx engines, Malaysia Aviation Group for LEAP engines and Korean Air for GEnx and GE9X engines, as well as a contract from the U.S. Air Force valued up to $5 billion for F110-GE-129 engines.
•Achieved important development and testing milestones on two advanced engines for the U.S. war fighter: T901 successfully powered a Black Hawk helicopter during ground runs and a Detailed Design Review of the X102 was completed.
•Completed a second endurance test campaign on high-pressure turbine blades for the RISE development program, demonstrating improved durability and fuel efficiency–key customer priorities for the future of flight.
•Offsetting tariff impact by optimizing operations, leveraging existing programs and strategies, taking measures to control cost, and implementing pricing actions.

* Non-GAAP Financial Measure

Total Company Results

	Three Months Ended March 31
Dollars in millions; per-share amounts in dollars, diluted	2025	2024	Year on Year
GAAP Metrics
Total Revenue	$9,935	$8,955	11%
Profit	2,245	1,987	13%
Profit Margin	22.6%	22.2%	40 bps
Continuing EPS	1.83	1.58	16%
Cash from Operating Activities (CFOA)	1,543	1,629	(5)%
Non-GAAP Metrics
Adjusted Revenue	$9,001	$8,076	11%
Operating Profit	2,146	1,550	38%
Operating Profit Margin	23.8%	19.2%	460 bps
Adjusted EPS	1.49	0.93	60%
Free Cash Flow (FCF)	1,441	1,669	(14)%

GE Aerospace Full Year 2025 Guidance
For 2025, GE Aerospace is maintaining the following total company and business specific guidance:

	2024	2025 Guide
Adjusted Revenue* Growth Adjusted Revenue*	'+10% $35.1B	LDD
Operating Profit* Operating profit margin*	$7.3B 20.7%	$7.8 - $8.2B
Adjusted EPS*	$4.60	$5.10 - $5.45
Free Cash Flow* FCF* conversion-a)	$6.1B ~121%	$6.3 - $6.8B >100%

•Commercial Engines & Services (CES): Continue to expect revenue growth in the mid-teens, driven by services growth of low-double-digits to mid-teens, and equipment growth of high-teens. Expect operating profit at $7.6-$7.9 billion.

•Defense & Propulsion Technologies (DPT): Continue to expect revenue growth in the mid- to high-single-digit range, and operating profit of $1.1-$1.3 billion.

•Corporate: Continue to expect costs to be less than $1 billion.

2025 Guidance Assumptions: GE Aerospace's full-year 2025 guidance now assumes impact of announced tariffs net of actions, full-year departures-b) growth of low-single-digits vs. prior growth of mid-single-digits, and delayed spare engine deliveries. Guidance does not assume changes in airframer delivery schedules, further tariff escalation or a global economic recession.

* Non-GAAP Financial Measure
(a – FCF* conversion: FCF* / adjusted net income*
(b – GE Aerospace/CFM departures

Results by Reporting Segment
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Commercial Engines & Services

	Three months ended March 31
(Dollars in millions)	2025	2024	Year on Year
Orders	$9,583	$8,315	15%
Revenue	6,977	6,095	14%
Operating profit/(loss)	1,920	1,419	35%
Operating profit/(loss) margin	27.5%	23.3%	420	bps

For the quarter, orders of $9.6 billion increased 15%, with services increasing 31%. Revenue of $7.0 billion was up 14% with services growing 17%, driven by more than 20% growth in spare parts revenue and an 11% increase in internal shop visit revenue. Equipment revenue grew 9%, as customer mix, in addition to price, more than offset lower units. Profit of $1.9 billion was up 35% from services volume, mix, and price, which more than offset inflation, investments and a year-over-year change in estimated profitability on long-term service agreements, including estimated tariff impact. Margins expanded 420 basis points.

Defense & Propulsion Technologies

	Three months ended March 31
(Dollars in millions)	2025	2024	Year on Year
Orders	$3,031	$3,029	—%
Revenue	2,324	2,312	1%
Operating profit/(loss)	296	256	16%
Operating profit/(loss) margin	12.7%	11.1%	160	bps

For the quarter, orders of $3.0 billion were flat year-over-year with services up 14% and equipment down on a tough compare. Revenue of $2.3 billion grew 1%. Defense & Systems revenue was flat as unit growth and price were offset by lower services. Propulsion & Additive Technologies revenue was up 1% as services volume and price offset a planned slower start to equipment. Profit of $296 million was up 16% as customer mix, productivity and price were partially offset by self-funding next-generation investments and inflation. Margins were up 160 basis points.

* Non-GAAP Financial Measure

Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenue, specifically Adjusted revenue, (2) profit, specifically Operating profit and Operating profit margin; Adjusted net income (loss) and Adjusted earnings (loss) per share (EPS), (3) cash flows, specifically free cash flow (FCF), and (4) guidance, specifically 2025 Operating profit, 2025 Adjusted EPS and 2025 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

Beginning in the first quarter of 2025, we changed the terminology used to report our GAAP earnings from “Earnings” to “Net income” and our non-GAAP earnings from "Adjusted earnings" to "Adjusted net income." The change in terminology does not impact the amounts reported in the financial statements.

ADJUSTED REVENUE, OPERATING PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2025	2024	V%
Total revenue (GAAP)	$9,935	$8,955	11%
Less: Insurance revenue	934	879
Adjusted revenue (Non-GAAP)	$9,001	$8,076	11%

Total costs and expenses (GAAP)	$7,992	$7,974	—%
Less: Insurance cost and expenses	728	679
Less: U.S. tax equity cost and expenses	5	—
Less: interest and other financial charges	210	263
Less: non-operating benefit cost (income)	(201)	(217)
Less: restructuring & other	1	70
Less: separation costs	51	259
Add: noncontrolling interests	(5)	3
Adjusted costs (Non-GAAP)	$7,192	$6,923	4%

Other income (loss) (GAAP)	$302	$1,007	(70)%
Less: U.S. tax equity	(42)	(35)
Less: gains (losses) on retained and sold ownership interests and other equity securities	7	635
Less: gains (losses) on purchases and sales of business interests	—	10
Adjusted other income (loss) (Non-GAAP)	$337	$397	(15)%

Profit (loss) (GAAP)	$2,245	$1,987	13%
Profit (loss) margin (GAAP)	22.6%	22.2%	40 bps

Operating profit (loss) (Non-GAAP)	$2,146	$1,550	38%
Operating profit (loss) margin (Non-GAAP)	23.8%	19.2%	460 bps

We believe that adjusting revenue provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenue from our run-off insurance operations. We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We also use Adjusted revenue* and Operating profit* as performance metrics at the company level for our annual executive incentive plan for 2025.

*Non-GAAP Financial Measure

ADJUSTED NET INCOME (LOSS) (NON-GAAP)	Three months ended March 31
(In millions, Per-share amounts in dollars)	2025		2024
	Income	EPS	Income	EPS
Net income (loss) from continuing operations (GAAP)	$1,967	$1.83	$1,741	$1.58
Insurance net income (loss) (pre-tax)	207	0.19	201	0.18
Tax effect on Insurance net income (loss)(b)	24	0.02	(43)	(0.04)
Less: Insurance net income (loss) (net of tax)	231	0.21	158	0.14
U.S. tax equity net income (loss) (pre-tax)	(55)	(0.05)	(43)	(0.04)
Tax effect on U.S. tax equity net income (loss)	63	0.06	58	0.05
Less: U.S. tax equity net income (loss) (net of tax)	9	0.01	15	0.01
Non-operating benefit (cost) income (pre-tax) (GAAP)	201	0.19	217	0.20
Tax effect on non-operating benefit (cost) income	(42)	(0.04)	(46)	(0.04)
Less: Non-operating benefit (cost) income (net of tax)	159	0.15	171	0.16
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—	10	0.01
Tax effect on gains (losses) on purchases and sales of business interests	3	—	7	0.01
Less: Gains (losses) on purchases and sales of business interests (net of tax)	3	—	17	0.02
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	7	0.01	635	0.58
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	1	—	(1)	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	8	0.01	633	0.57
Restructuring & other (pre-tax)	(1)	—	(70)	(0.06)
Tax effect on restructuring & other	—	—	15	0.01
Less: Restructuring & other (net of tax)	(1)	—	(55)	(0.05)
Separation costs (pre-tax)	(51)	(0.05)	(259)	(0.23)
Tax effect on separation costs	10	0.01	34	0.03
Less: Separation costs (net of tax)	(41)	(0.04)	(225)	(0.20)
Adjusted net income (loss) (Non-GAAP)	$1,601	$1.49	$1,026	$0.93

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances. Tax effect on Insurance net income includes valuation allowances for 2025.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
We believe that Adjusted net income* provides management and investors with useful measures to evaluate the performance of the total company and increased period-to-period comparability, as well as a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding items that are not closely related with ongoing operations. We also use Adjusted EPS* as a performance metric at the company level for our performance stock units granted in 2025.

FREE CASH FLOW (FCF) (NON-GAAP)	Three months ended March 31
(In millions)	2025	2024	V%
Cash flows from operating activities (CFOA) (GAAP)	$1,543	$1,629	(5)%
Add: gross additions to property, plant and equipment and internal-use software	(208)	(204)
Less: separation cash expenditures	(76)	(165)
Less: Corporate & Other restructuring cash expenditures	(31)	(79)
Free cash flow (FCF) (Non-GAAP)	$1,441	$1,669	(14)%

We believe investors may find it useful to compare free cash flow* performance without the effects of separation cash expenditures and Corporate & Other restructuring cash expenditures (associated with the separation-related program announced in the fourth quarter of 2022). We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flow. We also use FCF* as a performance metric at the company level for our annual executive incentive plan and performance stock units granted in 2025.

2025 GUIDANCE: 2025 OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Operating profit* in 2025 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

*Non-GAAP Financial Measure

2025 GUIDANCE: 2025 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2025 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2025 GUIDANCE: 2025 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flow* in 2025 without unreasonable effort due to the uncertainty of timing for separation and restructuring related cash expenditures.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and filings we make with the U.S. Securities and Exchange Commission (SEC) may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," "range" or similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position; conditions affecting the aerospace and defense industry, including our customers and suppliers; our expected financial performance, including cash flows, revenue, margins, net income and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•changes in macroeconomic and market conditions and market volatility (including risks related to recession, inflation, supply chain constraints or disruptions, interest rates, values of financial assets, oil, jet fuel and other commodity prices and exchange rates), and the impact of such changes and volatility on our business operations and financial results;
•global economic trends, competition and geopolitical risks, including evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); demand or supply shocks from events such as a major terrorist attack, war (including the ongoing conflict between Russia and Ukraine and conflict in the Middle East), natural disasters or actual or threatened public health pandemics or other emergencies;
•market or other developments that may affect demand or the financial strength and performance of airframers, airlines, suppliers and other key aerospace and defense industry participants, such as demand for air travel, supply chain or other production constraints, shifts in U.S. or foreign government defense programs and other industry dynamics;
•pricing, cost, volume and the timing of sales, investment and production by us and our customers, suppliers or other industry participants;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, including design, production, performance, durability or other issues, and related costs and reputational effects;
•operational execution on our business plans, including our performance amidst market growth and ramping newer product platforms, meeting delivery and other contractual obligations, improving turnaround times in our services businesses and reducing costs over time;
•the amount and timing of our income and cash flows, which may be impacted by macroeconomic, customer, supplier, competitive, contractual, financial or accounting (including changes in estimates) and other dynamics and conditions;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments and other priorities;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner, as well as technology developments and other dynamics that could shift the demand or competitive landscape for our products and services;
•our success in executing planned and potential transactions, including the timing for such transactions, the ability to satisfy any applicable pre-conditions and the expected benefits;
•downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•capital or liquidity needs associated with our run-off insurance operations or mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs; government defense priorities or budgets; regulation, incentives and emissions offsetting or trading regimes related to climate change; and the effects of tax law changes or audits;

•the impact of regulation; government investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings that are described in our SEC filings;
•the impact related to information technology, cybersecurity or data security breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2024, as such descriptions may be updated or amended in future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
CFM International is a 50/50 JV that produces CFM56 and LEAP engine families. RISE is a program of CFM International. CFM RISE is a registered trademark. Engine Alliance is a 50/50 JV that produces the GP7200 engine.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor-relations, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 7:30 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor-relations. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 45,000 commercial and 25,000 military aircraft engines. With a global team of approximately 53,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Blaire Shoor, 857.472.9659
blaire.shoor@geaerospace.com

GE Aerospace Media Contact:
Megan Newhouse, 203.414.1257
megan.newhouse@geaerospace.com